EXHIBIT 10.2

                                PROMISSORY NOTE

$5,000,000.00                                                  OCTOBER 30, 1998

     FOR VALUE RECEIVED, EQUITY ONE (ATLANTIC VILLAGE) INC., A Florida corporation ("BORROWER") promises to pay to the order of SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY, a Mississippi corporation ("LENDER"), at its office at 1401 Livingston Lane (39213), Post Office Box 78, Jackson, Mississippi 39205, or such other place as the holder of this Note may designate, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), together with interest thereon at the rate or rates specified in /Section/2 hereof. Principal and interest shall be payable at the times set forth in, and in accordance with the other provisions of, /Section/2, /Section/3 and /Section/4 of this Note.

     /Section/1. GENERAL; SECURITY.

     /Section/1.1 This Note is issued to evidence a loan made pursuant to that certain commitment letter from Lender to Borrower, dated September 22, 1998, as amended by letter dated October 2, 1998 (the ("COMMITMENT") for the purpose of providing financing in connection with certain parcel(s) of land consisting of approximately fourteen (14.0) acres located in Neptune Beach, Duval County, Florida (the "LAND"), improved by a neighborhood shopping center containing approximately 100,559 square feet of leasable area with on-site parking for 511 vehicles (said buildings, parking areas and related improvements are herein referred to collectively as the "IMPROVEMENTS").

     /Section/1.2 The Land, the Improvements and all other property assigned, mortgaged or pledged to Lender under the Credit Documents, as hereinafter defined, are herein referred to collectively as the "SECURITY PROPERTY".

     /Section/1.3 This Note is secured by, among other security, a Mortgage, Security Agreement and Assignment of Leases of even date (the "MORTGAGE") from Borrower in favor of Lender, covering the Land, the Improvements and certain personal property relating thereto, and an Assignment of Leases and Rents of even date (the "ASSIGNMENT OF LEASES") from Borrower to Lender.

     /Section/1.4 This Note, the Commitment, the Mortgage, the Assignment of Leases and all other instruments, documents and agreements that secure, evidence or otherwise relate to the indebtedness


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evidenced hereby or the loan from Lender to Borrower under the Commitment (the
"LOAN") are herein referred to collectively as the "CREDIT DOCUMENTS".

     /Section/1.5 All of the terms, covenants and conditions contained in the Mortgage and the other Credit Documents are hereby made a part of this Note to the same extent and with the same force as if they were fully set forth herein.

     /Section/2. INTEREST

     /Section/2.1 From the date hereof until maturity (whether by acceleration of the date of maturity upon default or otherwise), the principal sum outstanding from time to time hereunder shall bear interest at the rate of six and eighty-five one hundredths percent (6.85%) per annum.

     /Section/2.2 For purposes of this Note each "Loan Year" is defined as a period of twelve (12) months, with the first Loan Year commencing on November 1, 1998.

     /Section/2.3 Borrower shall pay interest at closing calculated from the date the proceeds of the Loan are wired by Lender to the first day of the month immediately following closing.

     /Section/2.4 Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days the principal sum is outstanding.

     /Section/2.5 After maturity or upon default in the payment of any sum due hereunder that is not cured within ten (10) days of said default, or upon any other default or Event of Default under any Credit Document (collectively, an "Event of Default"), interest shall, without notice, accrue at the rate of eleven and eighty-five one-hundredths percent (11.85%) per annum or, if lower, the maximum rate allowed by applicable law (the "DEFAULT RATE").

     /Section/3. PAYMENT OF INTEREST AND PRINCIPAL.

     /Section/3.1 Borrower shall pay two hundred thirty-nine (239) equal, consecutive monthly payments of Thirty-Eight Thousand Three Hundred Sixteen and 04/100 Dollars ($38,316.04), based on a 20-year amortization, covering principal and accrued and unpaid interest, which shall be due and payable monthly, in arrears, on or before the first day of each calendar month for the preceding calendar month or portion


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thereof, commencing with the payment due on December 1, 1998, and continuing thereafter until the maturity of this Note (whether by acceleration of the date of maturity upon default or otherwise).

     /Section/3.2 The two-hundred fortieth (240th) and final payment shall be in an amount equal to the entire outstanding principal balance, together with all accrued and unpaid interest and any other unpaid sums hereunder, and shall be due and payable in full on November 1, 2018 (the "MATURITY DATE").

     /Section/3.3 In the event that any monthly installment shall not have been paid within ten (10) days of its respective due date, then Lender shall charge a late payment premium of the lesser of five percent (5%) or the maximum rate allowed by applicable law on said late installment. This late payment premium shall apply individually to all payments past due. This late payment charge is a reasonable estimate of compensation to Lender for loss of interest, reasonable administrative expenses and other damages, costs and expenses arising out of the late payment, it being agreed that said damages, costs and expenses are difficult or impossible to ascertain. The provisions of this /Section/3.3 shall not affect the rights of Lender under /Section/4.1.

     /Section/3.4 All payments of principal and interest shall be made in lawful money of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

     /Section/3.5 This Note may not be prepaid during the period beginning on the date of this Note and ending at the expiration of the third (3rd) Loan Year. Thereafter, this Note may be prepaid in full, but not in part, upon sixty (60) days prior written notice and only upon payment of the premium required by this /Section/3.5 as hereinafter set forth. During the fourth (4th) Loan Year, this Note may be prepaid in full but not in part at the price of one hundred six percent (106%) of the principal balance of the Loan at the time of said prepayment. Thereafter this Note may be prepaid in full, but not in part, as follows:


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                                    PREPAYMENT AMOUNT EXPRESSED
               PREPAYMENT                AS PERCENTAGE OF
            DURING LOAN YEAR        OUTSTANDING PRINCIPAL BALANCE
            ----------------        -----------------------------

                    5                           105.5%
                    6                           105.0%
                    7                           104.5%
                    8                           104.0%
                    9                           103.5%
                   10                           103.0%
                   11                           102.5%
                   12                           102.0%
                   13                           101.5%
                  14-20                         101.0%


Any such prepayment shall include, but shall not be limited to, the outstanding principal, together with all accrued and unpaid interest, late payment charges and any other unpaid sums hereunder and under the Mortgage. This provision shall, at Lender's election, be applicable whether the prepayment is the result of Borrower's default or otherwise. If a prepayment is received prior to the expiration of the third (3rd) Loan Year as a result of the Borrower's default or otherwise, Lender may, in its sole discretion, elect to collect a premium of eight percent (8%) of the outstanding principal balance. The restrictions and premiums on prepayments set forth above shall not be applicable to (a) any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards on account of the indebtedness pursuant to the terms of the Mortgage, or (b) a prepayment in full made during the ninety (90) day period immediately preceding the Maturity Date.

     /Section/3.6 Except as set forth in the preceding paragraph, this Note may not be prepaid in whole or in part, whether said prepayment is voluntary or involuntary, including any prepayment effected by Lender's exercise of the right to accelerate the indebtedness evidenced hereby and secured as provided in the other Credit Documents. Borrower acknowledges and agrees that the prepayment provisions contained in this Note are a material term, and that any repayment, whether voluntary or involuntary, in violation of such prepayment terms will result in damages to Lender, and that the prepayment provisions


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contained herein constitute a reasonable estimate of the damages which Lender will incur if the Loan is repaid other than in accordance with its terms.

     /Section/3.7 If, during a period when a prepayment premium is required, a default or Event of Default under any Credit Document exists and Lender elects to declare the obligations evidenced hereby to be immediately due and payable as a result of such default or Event of Default (an "ACCELERATION"), the Acceleration shall be deemed to constitute an evasion of the prepayment provisions of this Note, and, as of the date of Acceleration, to the extent permitted by law, a sum equal to the amount of liquidated damages to which Lender is entitled (as herein described) shall be added to all other sums due hereunder, and thereafter the amount of such liquidated damages shall (a) bear interest at the Default Rate; (b) be secured by the Credit Documents; and (c) be included within any tender of the amounts payable under the Credit Documents, or, if no such tender is made prior to foreclosure or sale under the Credit Documents, be included in the amounts payable to Lender or may, at Lender's sole option, be bid by Lender pursuant to such foreclosure or other sale. If the Acceleration occurs during a period when prepayment of this Note is prohibited, the amount of liquidated damages payable to Lender under this provision shall be equal to eight percent (8%) of the unpaid principal balance of this Note at the time of such Acceleration. If the Acceleration occurs during a period when a prepayment premium is payable hereunder, the amount of liquidated damages payable to Lender under this provision shall be equal to such prepayment premium. Borrower acknowledges that in either case Lender's actual damages in the event of such evasion are now and will then be impossible to ascertain.

     /Section/3.8 To the extent permitted by law, Borrower hereby expressly (a) waives any rights it may have under applicable law to prepay this Note in whole or in part, without penalty, upon Acceleration of this Note except in compliance with the terms of this Note and (b) further agrees that upon prepayment of the balance of the indebtedness secured by the Credit Documents at any time prior to a sale or foreclosure under the Credit Documents, Borrower or any other party making any such prepayment shall be obligated to pay, concurrently therewith, as a prepayment fee, the prepayment premium as liquidated damages, as provided for in this Note, whether such prepayment is made or occurs (i) as the result of the


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acceptance by Lender of a prepayment tendered by Borrower; (ii) as the result of an Acceleration, including, without limitation, an Acceleration as a result of the sale or further encumbrance of any of the Security Property by Borrower in violation of the provisions of any of the Credit Documents which violation is not waived by Lender; (iii) in connection with any reinstatement of this Note under any trustee's sale or foreclosure proceedings; or (iv) in connection with any right to redeem or prevent any trustee's sale or foreclosure under any of the Credit Documents.

     /Section/4. DEFAULT; ACCELERATION.

     /Section/4.1 If any default shall occur in the payment of any installment required under /Section/3 hereof or of any other sums due hereunder at the time, place and manner provided herein and the same shall not be cured within ten (10) days of said default, or if any other default or Event of Default under any Credit Document shall occur in the observance or performance of any of the terms, covenants, conditions or other obligations of Borrower in or under the Credit Documents, then, at the option of the holder of this Note and without notice to Borrower, the outstanding principal, together with all accrued and unpaid interest and any other unpaid sums hereunder, shall immediately become due and payable.

     /Section/5. MISCELLANEOUS.

     /Section/5.1 All parties to this Note, including Borrower, Borrower's partners or principals, and any sureties, endorsers or guarantors, hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, notice of intention to accelerate, and all defenses on the ground of extension of time for payment hereof, and jointly and severally agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange, or substitution of any Security Property or by way of any extension or extensions of time for the payment of principal and interest or of either; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to, or consent of, any of them. The rights and remedies shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the holder,


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and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     /Section/5.2 Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require Borrower, or any party liable for payment of this Note, to pay interest at a greater rate than the maximum allowed by applicable law. Should any interest or other charges paid or payable by Borrower, or any party liable for the payment of this Note, in connection with this Note or any other Credit Document, result in the computation or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by Lender or the then holder hereof, and any and all such excess paid shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess paid which exceeds the balance due under this Note shall be paid by Lender or the then holder hereof to the person legally entitled thereto.

     /Section/5.3 This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No waiver, change, modification or discharge of this Note shall be binding and enforceable against Lender unless duly executed in writing by a Vice President of Lender.

     /Section/5.4 Any and all notices, elections, demands, request, and responses thereto permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of


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receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Borrower, shall be addressed as follows:

          Equity One (Atlantic Village) Inc.
          777 17 Street, Penthouse
          Miami Beach, Florida 33139

     and, if given to Lender, shall be addressed as follows:

          Southern Farm Bureau Life Insurance Company
          1401 Livingston Lane (39213)(overnight)
          Post Office Box 78
          Jackson, Mississippi 39205
          Attn: Mortgage Loan Administration Department

     /Section/5.5 As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person or entity is a Borrower hereunder, then all references to "Borrower" shall be deemed to refer equally to each of said persons or entities, all of whom shall be jointly and severally liable for all of the obligations of Borrower hereunder.

     /Section/5.6 Borrower hereby agrees to pay the holder hereof, in addition to the sums above stated, all costs of collecting, securing or attempting to collect or secure this Note, including reasonable attorney's fees and other legal costs, whether same be collected or secured by suit or otherwise, and throughout all trial and appellate levels.

     /Section/5.7 Except as provided in /Section/5.8 hereof, notwithstanding any other term or provision of this Note or any of the other Credit Documents to the contrary, by accepting this Note, Lender acknowledges that the promise of Borrower to pay the principal indebtedness and the interest on this Note is for the sole purpose of establishing the existence of an indebteness, and Lender's source of satisfaction of said indebtedness is limited to the Security Property, and Lender shall not seek to procure payment out of any other assets of Borrower, or to procure any judgments for any sum of money which is or may be payable under this Note or under the Credit Documents or for any deficiency remaining after foreclosure or sale


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under any of the Credit Documents; PROVIDED, however, that nothing herein contained shall (a) be deemed to be a release or impairment of (i) said indebtedness, (ii) the security therefor intended by any of the Credit Documents, or (iii) any of the Credit Documents; or (b) be deemed to preclude Lender from foreclosing upon any Security Property or from otherwise enforcing any of Lender's rights under any of the Credit Documents. It is the intent of the parties hereto, and Lender by accepting this Note acknowledges, that except as provided in /Section/5.8 hereof, the obligations of Borrower under this Note and under any of the other Credit Documents shall be and are nonrecourse as to Borrower, and Borrower shall not have any personal liability with respect to this Note or any of the other Credit Documents, except as provided in /Section/5.8 hereof.

     /Section/5.8 Notwithstanding anything contained in this Note or in any of the other Credit Documents, nothing contained herein or therein shall (a) limit or impair the rights of Lender to proceed against any of the Security Property in accordance with the terms of the Credit Documents, (b) limit or impair the rights of Lender to proceed against any person under any guarantee, indemnity (including but not limited to any indemnity relating to environmental matters and access of handicapped or disabled persons) or any other provision of any of the Credit Documents providing for the personal liability of any such person in accordance with its terms, or to enforce the rights of Lender under any such guaranty, indemnity or other provision in accordance with its terms, or (c) limit or impair the rights of Lender to proceed against Borrower or any other person to recover or collect, or limit or restrict the personal liability of Borrower or any other person for the payment to Lender for, any of the following, including reasonable attorney's fees and costs incurred by Lender in connection with any such recovery, collection or payment, all of which Borrower hereby indemnifies Lender against, to-wit:

              (i) damages suffered by Lender as a result of (a) fraud or misrepresentation by Borrower or any other person acting on behalf of or at the direction of Borrower in connection with the Loan, (b) intentional waste of any of the Security Property, including the removal of any property or fixtures from the Security Property which are not replaced by similar property or fixtures of equal or greater value, (c) the amendment, modification or termination of any lease


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          (except as permitted by subparagraph 7(h) of the Mortgage) of any of the Security Property in violation of any provision of the Credit Documents, (d) failure to observe and comply with all laws, ordinances and regulations applicable to any of the Security Property, (e) failure to comply with any of the obligations of Borrower under any of the Credit Documents or indemnity agreements pertaining to environmental matters or access of handicapped or disabled persons,
          (f) the sale or further encumbrance of any of the Security Property in violation of any provision of the Credit Documents, (g) failure to insure the Security Property in accordance with the terms of the Credit Documents, (h) failure to pay real estate taxes and assessments and ground lease payments (if applicable) which accrue prior to Lender taking possession of the Security Property or failure to make sufficient funds available through escrow payments to Lender to pay such taxes, assessments and ground lease payments, or (i) any of the Security Property is lost because of forfeiture to any governmental agency or third party unrelated or not affiliated with Lender for any reason;

              (ii) any rents, issues or profits of any of the Security Property collected by or on behalf of Borrower which are not applied to payment of the Loan or paid to third parties not affiliated with Borrower for reasonable operating costs related to the Security Property (including real estate taxes and the establishment of a reasonable reserve for that purpose) after an uncured default or an uncured Event of Default or any event or circumstance that with the passage of time, the giving of notice, or both, could constitute an Event of Default;

              (iii) any security deposits or other similar deposits received from tenants or occupants of the Security Property to the extent that funds for such security deposits are not obtained by Lender from Borrower;

              (iv) any sums expended by Lender in fulfilling the obligations of Borrower, as lessor, under any lease of any of the Security Property, excluding obligations relating to maintenance of the Security Property and liabilities occurring after Borrower has given up possession of the Security Property to Lender;

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              (v)  any insurance proceeds, condemnation awards or proceeds resulting from any sale of any of the Security Property which are misapplied or misappropriated by or on behalf of Borrower or which, under the terms of the Credit Documents, should have been paid to Lender; or

              (vi) the amount of any valid unpaid mechanic's liens, materialmen's liens or other liens, whether or not similar, arising due to work performed or materials furnished in connection with any of the Security Property which could create liens on any portion of the Security Property.

     /Section/5.9 Time shall be of the essence with respect to this Note.

     /Section/5.10 If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

     /Section/5.11 This Note shall be governed by, and construed in accordance with, the laws of the State of Florida. The jurisdiction and venue for all litigation, bankruptcy action, all other legal proceedings involving this Note, and any of the other Credit Documents executed in connection herewith shall be in Duval County, Florida.

     IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the first above-written date.


                                   Equity One (Atlantic Village) Inc., a Florida corporation

                                   By: /s/ DORON VALERO
                                       -------------------
                                   Name:  Doron Valero
                                   Title: Vice President



 DOCUMENTARY STAMP TAX IN THE AMOUNT OF $17,500.00 HAS BEEN PAID AND AFFIXED TO
                        THE MORTGAGE SECURING THIS NOTE.


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State of Florida
                       SS:
County of Miami-Dade

     The foregoing Promissory Note was acknowledged before me this 30th day of October, 1998, by Doron Valero, as Vice President of Equity One (Atlantic Village) Inc., a Florida corporation, on behalf of the corporation. He personally appeared before me and is personally known to me or produced ___________________________as identification.



[NOTARIAL SEAL]               Notary: /s/ ALAN J. MARCUS
                                      ------------------------------
                              Print Name: ALAN J. MARCUS
                              Notary Public, of FLORIDA
                              My commission expires: AUGUST 13, 2001


                                             [SEAL]


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